LITMAN GREGORY FUNDS TRUST

AMENDMENT TO UNIFIED INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT TO UNITED INVESTMENT ADVISORY AGREEMENT (this “Amendment”), dated as of the 31st day of August, 2011, is entered into by and between LITMAN GREGORY FUNDS TRUST, a Delaware statutory trust (the “Trust”), and LITMAN GREGORY FUND ADVISORS, LLC, a California limited liability company (the “Advisor,” and together with the Trust, the “Parties”).

RECITALS

WHEREAS, the Parties have entered into the United Investment Advisory Agreement, dated as of May 28, 2003, as amended (the “Agreement”);

WHEREAS, the Trust has recently changed its name from The Masters’ Select Funds Trust to Litman Gregory Funds Trust;

WHEREAS, the Advisor has recently changed its name from Litman/Gregory Fund Advisors, LLC to Litman Gregory Fund Advisors, LLC;

WHEREAS, the Trust has established a new series, Litman Gregory Masters Alternative Strategies Fund (the “Fund”);

WHEREAS, the Trust desires to retain the Advisor, and the Advisor desires, to provide investment management advice and services to the Fund;

WHEREAS, the Parties desire to amend the Agreement to reflect the aforementioned changes; and

WHEREAS, this Amendment has been approved by the Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust, as such term is defined in the Investment Company Act of 1940, as amended, by a vote cast in person at a meeting held for the purpose of voting on this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	All references to “The Masters’ Select Funds Trust” in the Agreement are hereby replaced with “Litman Gregory Funds Trust.”

2.	All references to “Litman/Gregory Fund Advisors, LLC” in the Agreement are hereby replaced with “Litman Gregory Fund Advisors, LLC.”

3.	Appendix A to the Agreement is hereby suspended and replaced in its entirety with Appendix A attached to this Amendment.

4.	Appendix B to the Agreement is hereby suspended and replaced in its entirety with Appendix B attached to this Amendment.

5.	Except as expressly amended by this Amendment, the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their duly authorized officers on one or more counterparts, all on the date and year first above written.

LITMAN GREGORY FUNDS TRUST on behalf of its series listed on Appendix A		LITMAN GREGORY FUND ADVISORS, LLC
By:	__________________________________	By:	__________________________________
Name:		Name:
Title:		Title:

Appendix A

FUND SCHEDULE – LITMAN GREGORY FUNDS TRUST

(updated August 31, 2011)

Fund	Effective Date
• Litman Gregory Masters Select Equity Fund	December 4, 1996
• Litman Gregory Masters Select International Fund	December 1, 1997
• Litman Gregory Masters Select Value Fund	June 7, 2000
• Litman Gregory Masters Select Smaller Companies Fund	April 30, 2003
• Litman Gregory Masters Focused Opportunities Fund	June 22, 2006
• Litman Gregory Masters Alternative Strategies Fund	August 31, 2011

LITMAN GREGORY FUNDS TRUST on behalf of its series listed above		LITMAN GREGORY FUND ADVISORS, LLC
By:	__________________________________	By:	_____________________________________
Name:		Name:
Title:		Title:

Appendix B

FEE SCHEDULE – LITMAN GREGORY FUNDS TRUST

(updated August 31, 2011)

Fund	Fee Rate
• Litman Gregory Masters Select Equity Fund	1.10% of the Fund’s daily net assets up to $750 million 1.00% of the Fund’s daily net assets in excess of $750 million
• Litman Gregory Masters Select International Fund	1.10% of the Fund’s daily net assets up to $1 billion 1.00% of the Fund’s daily net assets in excess of $1 billion
• Litman Gregory Masters Select Value Fund	1.10% of the Fund’s daily net assets up to $1 billion 1.00% of the Fund’s daily net assets in excess of $1 billion
• Litman Gregory Masters Select Smaller Companies Fund	1.14% of the Fund’s daily net assets up to $450 million 1.04% of the Fund’s daily net assets in excess of $450 million
• Litman Gregory Masters Focused Opportunities Fund	1.10% of the Fund’s daily net assets up to $1 billion 1.00% of the Fund’s daily net assets in excess of $1 billion
• Litman Gregory Masters Alternative Strategies Fund
1.40% of the Fund’s daily net assets up to $2 billion
1.30% of the Fund’s daily net assets between $2 billion and $3 billion
1.25% of the Fund’s daily net assets between $3 billion and $4 billion
1.20% of the Fund’s daily net assets in excess of $4 billion

LITMAN GREGORY FUNDS TRUST on behalf of its series listed above		LITMAN GREGORY FUND ADVISORS, LLC
By:	________________________________	By:	______________________________________
Name:		Name:
Title:		Title: